UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2011

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 20, 2011, Arrhythmia Research Technology, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The matters voted upon were: (1) the re-election of James E. Rouse and Jason R. Chambers as Class I directors (terms expiring at the 2014 annual meeting) and the election of Michael S. Gunter as a Class II director (term expiring at the 2012 annual meeting) and Patrick L. Muldoon as a Class III director (term expiring at the 2013 annual meeting) to the board of directors of the Company and (2) the ratification of the appointment of CCR LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.
     (1) Each of the nominees for director was elected to the respective classes for which they were nominated. The results of the voting for the members of the board of directors were as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
James E. Rouse	1,243,205	154,763	997,757
Jason R. Chambers	1,241,405	156,563	997,757
Michael S. Gunter	1,242,605	155,363	997,757
Patrick L. Muldoon	1,253,824	144,144	997,757
The terms of office of E. P. Marinos and Julius Tabin (Class II directors with terms expiring at the 2012 annual meeting) and Paul F. Walter (Class III director with term expiring at the 2013 annual meeting) continued after the Annual Meeting.

(2) The proposal to ratify the appointment of CCR LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved. The results of the voting were as follows:

Votes For	Votes Against	Abstain
2,306,411	6,867	82,447

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 25th day of May, 2011.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ David A. Garrison
David A. Garrison
Executive Vice President and
Chief Financial Officer